Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

Statement of eligibility under the Trust Indenture Act
of 1939 of a Corporation designated to act as Trustee

Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2)______

MANUFACTURERS AND TRADERS TRUST COMPANY
(Exact name of trustee as specified in its charter)

New York	16-0538020
(Jurisdiction of incorporation	(I.R.S. employer
or organization if not a national bank)	identification No.)

One M&T Plaza
Buffalo, New York	14203-2399
(Address of principal executive offices)	(Zip Code)

Robert D. Brown
Vice President
Manufacturers and Traders Trust Company
25 South Charles Street Mail Code: MD2 CS58
Baltimore, Maryland 21201
(410) 244-4238
(Name, address and telephone number of agent of service)

CIT EQUIPMENT COLLATERAL 2008-VT1
(Exact name of obligor as specified in its charter)

Delaware
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

Deutsche Bank Trust Company Delaware
c/o
Deutsche Bank Trust Company
Americas, Structured Finance Services,
60 Wall Street 26th Floor, Mail Stop	10005
NYC60-2606, New York, New York	(Zip Code)

This application relates only to the Receivable-Backed Notes issued by the Obligor
(Title of indenture securities)

Item 1.	General Information

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York, One State Street, New York, New York 10004-1417

Federal Reserve Bank of New York, 33 Liberty Street, New York, New York 10045

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

[Items 3 through 15 omitted pursuant to General Instruction B to Form T-1]

Item 16.	List of Exhibits

Exhibit 1.	Organization Certificate of the Trustee as now in effect.*

Exhibit 2.	Certificate of Authority of the Trustee to commence business (contained in Exhibit 1).

Exhibit 3.	Authorization of the Trustee to exercise corporate trust powers (contained in Exhibit 1).

Exhibit 4.	Existing By-Laws of the Trustee.*

Exhibit 5.	Not Applicable.

Exhibit 6.	Consent of the Trustee.*

Exhibit 7.	Report of Condition of the Trustee.*

Exhibit 8.	Not Applicable.

Exhibit 9.	Not Applicable.

* Filed Herewith

1

SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Manufacturers and Traders Trust Company, a trust company organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Baltimore, and State of Maryland, on the 6th day of May, 2008.

MANUFACTURERS AND TRADERS TRUST
COMPANY

By:	/s/ Robert D. Brown

Robert D. Brown
Vice President

2

EXHIBIT 1

Organization Certificate of the Trustee

RESTATED ORGANIZATION CERTIFICATE

OF

MANUFACTURERS AND TRADERS TRUST COMPANY

UNDER SECTION 8007 OF THE BANKING LAW

          The undersigned, being respectively, an Executive Vice President and Chief Financial Officer, and a Vice President and an Assistant Secretary, of Manufacturers and Traders Trust Company, pursuant to Section 8007 of the Banking Law of the State of New York, do hereby restate, certify and set forth as follows:

          (1) The name of the corporation is Manufacturers and Traders Trust Company. The name under which the corporation was originally incorporated was The Fidelity Trust and Guaranty Company of Buffalo

          (2) The organization certificate of the corporation was filed in the Office of the Superintendent of Banks of the State of New York on September 13, 1892, and in the Office of the Clerk of Erie County, New York on September 14, 1892, and the certificate of authorization of the Superintendent of Banks of the State of New York was issued on June 27, 1893.

          A first restated organization certificate of the corporation was approved and filed in the Office of the Superintendent of Banks of the State of New York on August 6, 1954. Such restated organization certificate was amended from time to time thereafter. A second restated organization certificate of the corporation was approved and filed in the Office of the Superintendent of Banks of the State of New York on February 26, 1991. A third restated organization certificate of the corporation was approved and filed in the Office of the Superintendent of Banks of the State of New York on May 22, 1992.

          (3) The restated organization certificate is hereby further amended by adding a new Article 7 to read as follows:

          “7. Notwithstanding anything herein or in the Bylaws to the contrary, each of the following provisions of the Bylaws may not be amended, modified or repealed, nor may any Bylaw provisions be adopted that are inconsistent with such provisions, without the unanimous approval of the entire board of directors:

•	the last proviso of the first sentence of Article II, Section 1,

•	the entirety of Article II, Section 2(b),

•	the last proviso of Article IX, Section 1,

Exhibit 1 - 1

•	the entirety of Article IX, Section 2, and

•	the entirety of Article X.

The provisions of this Article 7 shall automatically terminate without any action on the part of the corporation, the board of directors or the stockholders upon the termination of the foregoing provisions of the Bylaws in accordance with Article IX, Section 2 of the Bylaws.”

          (4) The text of the corporation’s organization certificate, as amended heretofore, is hereby restated without further change to read as hereinafter set forth in full:

“ORGANIZATION CERTIFICATE

OF

MANUFACTURERS AND TRADERS TRUST COMPANY

                    1. The name by which the said corporation shall be known is Manufacturers and Traders Trust Company

                    2. The place where the principal office of the corporation is to be located is the City of Buffalo, County of Erie and State of New York.

                    3. The amount of the corporation’s capital stock is $200,000,000. The number of shares into which such capital stock shall be divided is 5,000,000 common shares of the par value of $40 per share.

                    4. The number of directors which the corporation shall have shall be not less than seven (7) nor more than thirty (30).

                    5. The term of existence of the corporation shall be perpetual.

                    6. The corporation shall exercise the fiduciary powers conferred by Section 100 of the Banking Law, as amended from time to time, in addition to the other powers conferred upon banks and trust companies pursuant to the Banking Law or other applicable law.

                    7. Notwithstanding anything herein or in the Bylaws to the contrary, each of the following provisions of the Bylaws may not be amended, modified or repealed, nor may any Bylaw provisions be adopted that are inconsistent with such provisions, without the unanimous approval of the entire board of directors:

•	the last proviso of the first sentence of Article II, Section 1,

•	the entirety of Article II, Section 2(b),

Exhibit 1 - 2

•	the last proviso of Article IX, Section 1,

•	the entirety of Article IX, Section 2, and

•	the entirety of Article X.

                    The provisions of this Article 7 shall automatically terminate without any action on the part of the corporation, the board of directors or the stockholders upon the termination of the foregoing provisions of the Bylaws in accordance with Article IX, Section 2 of the Bylaws.”

          (5) This restatement of the organization certificate was authorized pursuant to Section 6015 of the Banking Law by the written consent, setting forth the action taken, of the holder of all of the outstanding shares entitled to vote thereon.

          IN WITNESS WHEREOF, the undersigned have executed, signed and verified this certificate this __6th___ day of July, 2004.

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ MICHAEL P. PINTO

Michael P. Pinto
Executive Vice President and
Chief Financial Officer

By:	/s/ BRIAN R. YOSHIDA

Brian R. Yoshida
Vice President and Assistant Secretary

Exhibit 1 - 3

STATE OF NEW YORK	)
:ss.
COUNTY OF ERIE	)

          Michael P. Pinto and Brian R. Yoshida, being first duly sworn, depose and say that they are respectively, an Executive Vice President and Chief Financial Officer and a Vice President and an Assistant Secretary of Manufacturers and Traders Trust Company, that they have read the foregoing certificate and know the contents thereof and that the statements therein contained are true.

/s/ MICHAEL P. PINTO

Michael P. Pinto

/s/ BRIAN R. YOSHIDA

Brian R. Yoshida

Sworn to before me
this 6th day of July, 2004.

/s/ TIMOTHY G. McEVOY

Notary Public

Exhibit 1 - 4

EXHIBIT 6

Consent Of Trustee

          Manufacturers and Traders Trust Company hereby consents, in accordance with the provisions of Section 321(b) of the Trust Indenture Act of 1939, that reports of examinations by federal, state, territorial and district authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ROBERT D. BROWN

Robert D. Brown
Vice President

Exhibit 6

EXHIBIT 7

Report of Condition of the Trustee

MANUFACTURERS AND TRADERS TRUST COMPANY

REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the
Manufacturers and Traders Trust Company
in the state of NY at the close of business on December 31, 2007 published in response to call made by (Enter additional information below)
Statement of Resources and Liabilities
Dollar Amounts in Thousands

ASSETS:
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,719,510
Interest-bearing balances	16,038
Securities:
Held-to-maturity securities	76,441
Available-for-sale securities	8,097,730
Federal funds sold in domestic offices	107,438
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	853,900
Loans and leases, net of unearned income	46,993,923
LESS: Allowance for loan and lease losses	758,364
Loans and leases, net of unearned income and allowance	46,235,559
Trading assets	234,079
Premises and fixed assets (including capitalized leases)	366,056
Other real estate owned	39,706
Investments in unconsolidated subsidiaries and associated companies	136,668
Intangible assets:
Goodwill	3,196,433
Other intangible assets	438,515
Other assets	2,554,473
Total assets	64,072,546
LIABILITIES
Dollar Amounts in Thousands
Deposits:
In domestic offices	35,291,757
Noninterest-bearing	8,138,413
Interest-bearing	27,153,344
In foreign offices, Edge and Agreement subsidiaries, and IBFs	5,856,427
Noninterest-bearing	0
Interest-bearing	5,856,427
Federal funds purchased in domestic offices	4,159,500
Securities sold under agreements to repurchase	1,816,814
Trading liabilities	143,025
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	7,177,096
Subordinated notes and debentures	2,008,176
Other liabilities	787,550
Total liabilities	57,240,345
Minority interest in consolidated subsidiaries	0
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	120,635
Surplus	4,820,948
Retained earnings	2,012,042
Accumulated other comprehensive income	(121,424)
Other equity capital components	0
Total equity capital	6,832,201
Total liabilities, minority interest, and equity capital	64,072,546